EXHIBIT 99.1



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VANGUARD ENERGY CORPORATION ANNOUNCES SECOND QUARTER 2012 RESULTS

HOUSTON, TX--(Marketwire - May 14, 2012) - Vanguard Energy Corporation (OTCQX:
VNGE) (OTCBB: VNGE), an oil development and production company, today announced financial results for its Fiscal Year 2012 second quarter ended March 31, 2011

     Revenue  from  oil  and gas  activities  during  the  period  was a  record
$862,505. The Company had revenue of $397,915 in the prior year's second quarter. Income from operations was $91,222 for the 2012 second quarter compared with a loss in last year's second quarter of $(227,246). Total net income for the period was $254,367 versus a loss of $(1,241,088) in last year's second quarter. Earnings per share for the 2012 first quarter were $0.02 (based on 12,798,420 weighted average shares outstanding during the quarter). By comparison, last year's second fiscal quarter showed a loss of $(0.18) per share. Net cash from operating activities totaled $275,569 for the six months ended March 31, 2012.

     Vanguard's President and CEO, Warren M. Dillard, commented: "We're very pleased with our net income during the 2012 fiscal second quarter. As we look forward, we believe that our revenues will be materially enhanced by increased oil production from our new drilling efforts."

     Vanguard Energy recently completed drilling its seventh well in the Batson Dome oil field, where it controls more than 500 strategically located acres in Southeast Texas. Two additional wells are now in the early stage of drilling and are expected to be on line before the end of the current quarter.

     Mr. Dillard observed that the company's mission is to aggressively develop the acreage it currently has under control, having up to 50 potential well sites, and to actively seek additional lease opportunities within the Batson Dome field as well as pursue new leasing opportunities in other historic fields in the region.

     Mr. Dillard commented further that as of March 31, 2011, the five completed wells in the Batson Dome field were collectively producing approximately 122 barrels of oil per day. Total production during the second quarter was 10,518 barrels of oil. "We expect the next wells to perform well since they will be the first whose locations were selected with the benefit of recently completed 3-D seismic reports."

Vanguard Energy to present at the upcoming B. Riley Investor Conference

     Warren Dillard, Chief Executive Officer of the Company and Dr. Jerry Bailey, Chairman of the Company, will present at the 13th Annual B. Riley Investor Conference at the Loews Santa Monica Beach Hotel in Santa Monica, California on Monday, May 21st at 4:00 PM (Pacific Time). The presentation will be webcast live via a link posted on the Company's website in the investor

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presentation section at www.vanguardenergycorp.com, and will be archived for ten
(10) days on the Company's website following the presentation. Warren Dillard and Dr. Jerry Bailey will be available for one-on-one meetings with investors during the conference.

About Vanguard Energy Corporation

     Vanguard Energy Corporation is an oil drilling and production company with a focus on established oil fields in southeast Texas. Concentrating on oil properties in established areas with proven production, Vanguard can apply its managerial expertise to maximize production while minimizing risk. Vanguard believes it can create significant shareholder value by building cash flow and oil reserves through an aggressive, focused acquisition and development program in the prolific Southeast Texas oil producing region. Vanguard's initial area of operation is in the famous Batson Dome Field, where it controls 500 strategically located acres. For more information, visit:www.vanguardenergycorp. com.

Safe Harbor

     This press release and other statements Vanguard Energy Corporation may make in the future contain forward-looking statements that relate to Vanguard's plans, objectives and future estimates. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statements. For a more detailed list of such risks, uncertainties and other factors, please refer to the Risk Factor section of Vanguard's Registration Statement on Form S-1 and in its other periodic filings with the Securities and Exchange Commission. Vanguard makes no commitment to update any forward-looking statement, or to disclose any facts, events, or circumstances after the date of this release that may affect the accuracy of any forward-looking statement, except as may be required by applicable law.

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                         VANGUARD ENERGY CORPORATION

                   CONSOLIDATED STATEMENTS OF OPERATIONS

                            Three Months Ended         Six Months Ended
                                 March 31,                 March 31,
                             2012         2011         2012         2011
                         -----------  -----------  -----------  -----------
                         (Unaudited)  (Unaudited)  (Unaudited)
Revenues
  Oil and gas sales      $   862,505  $   397,915  $ 1,607,676  $   397,915

Costs and expenses
  Lease operating
   expense                   138,540       30,517      237,636       30,517
  Production taxes            39,744       18,013       74,087       18,013
  Depreciation,
   depletion and
   amortization              189,899       49,271      311,844       49,271
  Asset retirement
   obligation accretion          974        1,052        2,117        1,052
  General and
   administrative            401,932      524,788      702,371      623,378
  Other                          194        1,520          626       47,113
                         -----------  -----------  -----------  -----------
Total costs and expenses     771,283      625,161    1,328,681      769,344
                         -----------  -----------  -----------  -----------
Income (loss) from
 operations                   91,222     (227,246)     278,995     (371,429)
                         -----------  -----------  -----------  -----------
Other income (expense)
  Interest income              1,180          361        1,712          826
  Interest expense          (246,524)    (165,231)    (492,068)    (196,435)
  Change in fair value
   of warrant and
   conversion feature
   liabilities               408,489     (848,972)     483,108     (846,449)
                         -----------  -----------  -----------  -----------
Total other income
 (expense)                   163,145   (1,013,842)      (7,248)  (1,042,058)
                         -----------  -----------  -----------  -----------
Income (loss) before
 income taxes                254,367   (1,241,088)     271,747   (1,413,487)

Provision for income
 taxes                             -            -            -            -
                         -----------  -----------  -----------  -----------
Net income (loss)        $   254,367  $(1,241,088) $   271,747  $(1,413,487)
                         ===========  ===========  ===========  ===========
Earnings (loss) per
 share - Basic           $      0.02  $     (0.18) $      0.02  $     (0.22)
                         ===========  ===========  ===========  ===========
Weighted average number
 of common shares         12,705,561    7,042,837   11,062,946    6,468,301
                         ===========  ===========  ===========  ===========
Earnings (loss) per
 share - Diluted         $      0.02  $     (0.18) $      0.02  $     (0.22)
                         ===========  ===========  ===========  ===========
Weighted average number
 of common and potential
 common shares            12,798,420    7,042,837   11,109,375    6,468,301
                         ===========  ===========  ===========  ===========

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                         VANGUARD ENERGY CORPORATION
                         CONSOLIDATED BALANCE SHEETS

                                                 March 31,    September 30,
                    ASSETS                          2012           2011
                                               -------------  -------------
                                                  (Unaudited)
Current assets
Cash and cash equivalents                      $   2,256,932  $     453,243
Accounts receivable                                  394,168        257,147
Other assets                                          23,167          4,428
                                               -------------  -------------
Total current assets                               2,674,267        714,818

Property and equipment
Oil and gas, on the basis of full cost
 accounting
  Proved properties                                6,144,103      3,606,967
  Unproved properties and properties under
   development, not being amortized                  780,520        619,679
Furniture and equipment                                3,544          2,014
Less: accumulated depreciation, depletion and
 amortization                                       (576,500)      (264,657)
                                               -------------  -------------
Total property and equipment                       6,351,667      3,964,003

Debt issuance costs                                  232,713        338,345
Other assets                                          12,195        527,886
                                               -------------  -------------
Total assets                                   $   9,270,842  $   5,545,052
                                               =============  =============

     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable                               $     232,182  $     180,031
Other liabilities                                    134,089         75,056
Current portion of notes payable, net of
 discount of $604,191 and $0                       2,795,809              -
Current portion of conversion feature
 liability                                           339,210              -
                                               -------------  -------------
Total current liabilities                          3,501,290        255,087

Notes payable, net of discount of $0 and
 $1,066,539                                                -      2,333,461
Participation liability                              964,619      1,172,315
Conversion feature liability                               -        720,593
Warrant liabilities                                  298,594        400,319
Asset retirement obligations                          67,084         24,629
                                               -------------  -------------

Total liabilities                                  4,831,587      4,906,404
                                               -------------  -------------
Commitments and contingencies                              -              -

Stockholders' equity
Preferred stock, $0.00001 par value; 5,000,000
 shares authorized, none issued or outstanding             -              -
Common stock, $0.00001 par value; 50,000,000
 shares authorized, 12,710,409 and 7,865,822
 shares issued and outstanding                           127             79
Additional paid-in capital                         5,394,922      1,866,110
Accumulated deficit                                 (955,794)    (1,227,541)
                                               -------------  -------------
Total stockholders' equity                         4,439,255        638,648
                                               -------------  -------------
Total liabilities and stockholders' equity     $   9,270,842  $   5,545,052
                                               =============  =============

Investor Relations Contact
Victor P. Thompson
888-751-1306






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